Exhibit 99.1

Investor Contact:	Press Contact:
Michelle D. Esterman	Kristi Kovalak
Chief Financial Officer	Director of Marketing
+352 2469 7950	314 817 1313
Michelle.Esterman@Altisource.lu	Kristi.Kovalak@Altisource.com

Altisource Completes Acquisition of Mortgage Builder Software, Inc.

Deal Strengthens Altisource’s Mortgage Software Suite

LUXEMBOURG, Sept. 16, 2014 — Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS), a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries, today announced the completion of its acquisition of Mortgage Builder® Software, Inc. (“Mortgage Builder”), a provider of award-winning mortgage loan origination and servicing software systems. The acquisition follows Altisource’s recent acquisition of Equator, a national leader in mortgage and real estate-related SaaS solutions, and strengthens Altisource’s end-to-end suite of real estate and mortgage lifecycle management technologies.

“With Lenders One, Equator and now Mortgage Builder, Altisource offers customers a complete, all-in-one real estate and mortgage lifecycle management platform,” said John Vella, Chief Operating Officer of Equator. “Mortgage Builder and Equator customers will benefit from the deep capital, world-class talent and other resources that Altisource provides.”

“Joining Altisource will give Mortgage Builder customers access to more complete and cost-efficient real estate and mortgage lifecycle management solutions,” said Keven M. Smith, Chief Executive Officer of Mortgage Builder. “Altisource’s financial strength and global resources further the Mortgage Builder vision of providing a comprehensive solution for mortgage bankers, banking institutions and credit unions.”

Altisource had announced its intention to acquire the Detroit-based Mortgage Builder on July 21, 2014.

For more information, please visit www.altisource.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to integrate the acquired business, retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

About Altisource

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Altisource has been named to Fortune’s fastest growing global companies two years in a row. Additional information is available at www.Altisource.com.

About Mortgage Builder

Mortgage Builder provides industry-leading loan origination software to mortgage banks, community banks, credit unions and other financial institutions. Founded in 1999, Mortgage Builder’s mortgage software solutions include origination, servicing, lead/customer management, production portal and electronic document management. Mortgage Builder has been named by Mortgage Technology Magazine as one of the industry’s Top 50 Service Providers for the eighth consecutive year. Visit www.MortgageBuilder.com.

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SOURCE: Altisource